Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES THIRD QUARTER RESULTS

MURRAY HILL, NJ — (October 25, 2017) — C. R. Bard, Inc. (NYSE: BCR) today reported 2017 third quarter financial results. The company has included supplemental financial data on its website related to this earnings release. Third quarter 2017 net sales were $989.8 million, an increase of 5 percent over the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, third quarter 2017 net sales also increased 5 percent over the prior-year period.

During the third quarter of 2017, the company experienced two issues that combined to reduce reported third quarter revenue by approximately 1.5 percent. About half of this impact was related to reduced sales as a result of the hurricane activity during the quarter. The other half of the impact was related to a supply issue with the company’s surgical sealant line.

For the third quarter 2017, net sales in the U.S. were $665.8 million, an increase of 3 percent over the prior-year period. Net sales outside the U.S. were $324.0 million, an increase of 9 percent from the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, third quarter 2017 net sales outside the U.S. increased 10 percent over the prior-year period.

For the third quarter 2017, net income was $94.1 million and diluted earnings per share were $1.25, both decreased 2 percent as compared to third quarter 2016 results. Adjusting for amortization of intangibles and certain items that affect the comparability of results between periods, as detailed in the tables below, third quarter 2017 net income was $227.9 million and diluted earnings per share were $3.02, both increased 14 percent as compared to third quarter 2016 results.

In conjunction with the third quarter results, the company is providing an update on the status of its Puerto Rico manufacturing operations. The company has accounted for all of its employees in Puerto Rico and all are safe. The company’s facilities on the island sustained minor damage that has since been repaired. Manufacturing has recently resumed and is operating normally, but under generator power at this time. The company expects the disruption in manufacturing to have a negative impact on fourth quarter revenue and operations, but expects this impact to be temporary in nature and to be resolved by the end of 2017.

Timothy M. Ring, chairman and chief executive officer, commented, “After over 110 years of operations, with 54 years as a public company, we believe this to be our last quarterly report as a stand-alone company, as we expect the merger with Becton, Dickinson and Company (“BD”) to be completed before the next reporting cycle. I want to thank our employees and directors for their tireless work and commitment to excellence over the years. I also want to thank our investors for their outstanding support. We believe the merger with BD will create a unique combination that will deliver meaningful benefits for customers and patients and provide long-term shareholder returns.”

Also in conjunction with the third quarter results, the company is increasing its 2017 reported revenue guidance and increasing its adjusted diluted earnings per share guidance. For the full year 2017, net sales are forecasted to increase between 5.5 percent and 6 percent on an as-reported basis. The company is maintaining its prior full-year constant currency revenue guidance. Full year 2017 diluted earnings per share, after adjusting for amortization of intangibles and certain items that affect comparability between periods are projected to be between $11.85 and $11.90, representing growth between 15 percent and 16 percent compared to full year 2016 results.

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the tables below and related notes.

Non-GAAP measures included in our guidance were not reconciled to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. Items that impact our non-GAAP financial measures may include acquisition-related items, asset impairments, litigation charges, restructuring and productivity initiative costs, tax items and amortization of certain intangible assets, such as in connection with future acquisitions. These items cannot all be reasonably predicted and may directly impact our non-GAAP net income and our non-GAAP diluted earnings per share, although changes with respect to certain of these items may offset other changes. In addition, certain of these items are dependent on various factors. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our June 30, 2017 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales	$989,800	$941,900	$2,908,300	$2,746,900
Costs and expenses
Cost of goods sold	379,200	352,200	1,094,700	1,023,600
Marketing, selling and administrative expense	281,200	272,600	853,900	821,700
Research and development expense	71,700	74,200	216,200	213,800
Interest expense	14,900	14,900	45,100	39,600
Other (income) expense, net	127,400	115,800	212,700	185,400

Total costs and expenses	874,400	829,700	2,422,600	2,284,100

Income from operations before income taxes	115,400	112,200	485,700	462,800

Income tax provision	21,300	15,800	73,800	91,000

Net income	$94,100	$96,400	$411,900	$371,800

Basic earnings per share available to common shareholders	$1.28	$1.30	$5.60	$5.00

Diluted earnings per share available to common shareholders	$1.25	$1.27	$5.47	$4.92

Wt. avg. common shares outstanding - basic	73,400	74,100	73,200	74,000
Wt. avg. common and common equivalent shares outstanding - diluted	75,100	75,300	74,900	75,200

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended September 30,				Nine Months Ended September 30,
				Constant				Constant
	2017	2016	Change	Currency	2017	2016	Change	Currency
Vascular	$289,200	$258,100	12%	12%	$823,400	$752,900	9%	10%
Urology	248,400	242,100	3%	3%	727,400	698,800	4%	5%
Oncology	270,500	258,400	5%	5%	792,500	752,700	5%	6%
Surgical Specialties	157,700	158,800	-1%	-1%	492,500	470,100	5%	5%
Other	24,000	24,500	-2%	-1%	72,500	72,400	0%	2%

Net sales	$989,800	$941,900	5%		$2,908,300	$2,746,900	6%

Foreign exchange impact		(1,600)				(19,700)

Constant Currency	$989,800	$940,300		5%	$2,908,300	$2,727,200		7%

Non-GAAP Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended September 30, 2017
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$379.2	$281.2	$71.7	$127.4	$21.3	$94.1	$1.25
Amortization of intangible assets	(32.7)	—	—	—	11.2	21.5
Items that affect comparability of results between periods:
Hurricane-related charges	(11.4)	—	—	—	0.3	11.1
Acquisition-related items	(0.2)	(0.8)	(0.3)	0.6	0.2	0.5
Litigation charges	—	—	—	(115.7)	24.1	91.6
BD transaction costs	—	—	—	(11.4)	2.1	9.3
Restructuring and productivity initiative costs	—	—	—	(0.4)	0.6	(0.2)

Total	(44.3)	(0.8)	(0.3)	(126.9)	38.5	133.8	1.77

Adjusted Basis	$334.9	$280.4	$71.4	$0.5	$59.8	$227.9	$3.02

	Quarter Ended September 30, 2016
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders(1)
GAAP Basis	$352.2	$272.6	$74.2	$115.8	$15.8	$96.4	$1.27
Amortization of intangible assets	(32.7)	—	—	—	11.1	21.6
Items that affect comparability of results between periods:
Acquisition-related items	(1.9)	(2.6)	(0.3)	(0.2)	1.5	3.5
Litigation charges	—	—	—	(110.6)	33.1	77.5
Restructuring and productivity initiative costs	—	—	—	(4.6)	1.5	3.1
Tax item	—	—	—	—	2.6	(2.6)

Total	(34.6)	(2.6)	(0.3)	(115.4)	49.8	103.1	1.36

Adjusted Basis	$317.6	$270.0	$73.9	$0.4	$65.6	$199.5	$2.64

	Nine Months Ended September 30, 2017
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,094.7	$853.9	$216.2	$212.7	$73.8	$411.9	$5.47
Amortization of intangible assets	(97.2)	—	—	—	33.3	63.9
Items that affect comparability of results between periods:
Hurricane-related charges	(11.4)	—	—	—	0.3	11.1
Acquisition-related items	(0.4)	(5.4)	(1.9)	1.0	1.7	5.0
Litigation charges	—	—	—	(194.0)	40.0	154.0
BD transaction costs	—	—	—	(18.0)	2.6	15.4
Restructuring and productivity initiative costs	—	—	—	(5.6)	2.7	2.9
Gore proceeds	—	—	—	2.4	(0.9)	(1.5)

Total	(109.0)	(5.4)	(1.9)	(214.2)	79.7	250.8	3.33

Adjusted Basis	$985.7	$848.5	$214.3	$(1.5)	$153.5	$662.7	$8.80

	Nine Months Ended September 30, 2016
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,023.6	$821.7	$213.8	$185.4	$91.0	$371.8	$4.92
Amortization of intangible assets	(97.9)	—	—	—	33.2	64.7
Items that affect comparability of results between periods:
Acquisition-related items	0.7	(8.7)	(2.2)	(3.2)	5.6	7.8
Asset impairment	(1.2)	—	—	—	—	1.2
Litigation charges	—	—	—	(159.5)	51.2	108.3
Restructuring and productivity initiative costs	—	—	—	(26.3)	8.8	17.5
Tax item	—	—	—	—	2.6	(2.6)

Total	(98.4)	(8.7)	(2.2)	(189.0)	101.4	196.9	2.61

Adjusted Basis	$925.2	$813.0	$211.6	$(3.6)	$192.4	$568.7	$7.53

(1)	Total per share amounts do not add due to rounding.

Notes to Non-GAAP Reconciliation of Earnings

•	For the third quarter 2017, amortization of intangible assets was $32.7 million pre-tax and the following items affected the comparability of results between periods: (i) charges of $11.4 million pre-tax for hurricane-related costs incurred in facilities in Puerto Rico; (ii) net charges of $0.7 million pre-tax from acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (iii) charges of $115.7 million pre-tax related to estimated costs for product liability matters and litigation-related defense costs in connection with the District Court’s pre-trial orders that the company prepare additional individual cases for trial (the “WHP Pre-Trial Orders”); (iv) charges of $11.4 million pre-tax for transaction costs related to the Agreement and Plan of Merger (the “Merger Agreement”) with Becton, Dickinson and Company (“BD”); and (v) net charges of $0.4 million pre-tax for restructuring and productivity initiatives. The net effect of these items decreased net income by $133.8 million, or $1.77 diluted earnings per share available to common shareholders.

•	For the third quarter 2016, amortization of intangible assets was $32.7 million pre-tax and the following items affected the comparability of results between periods: (i) charges of $5.0 million pre-tax from acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $110.6 million pre-tax related to estimated costs for product liability matters; (iii) charges of $4.6 million pre-tax for restructuring and productivity initiatives; and (iv) a decrease of $2.6 million in the income tax provision as a result of the completion of certain IRS examinations. The net effect of these items decreased net income by $103.1 million, or $1.36 diluted earnings per share available to common shareholders.

•	For the nine months ended September 30, 2017, amortization of intangible assets was $97.2 million pre-tax and the following items affected the comparability of results between periods: (i) charges of $11.4 million pre-tax for hurricane-related costs incurred in facilities in Puerto Rico; (ii) net charges of $6.7 million pre-tax from acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (iii) charges of $194.0 million pre-tax related to estimated costs for product liability matters, litigation-related defense costs in connection with the WHP Pre-Trial Orders, and for Civil Investigative Demands received from a number of State Attorneys General (the “AG Matter”); (iv) charges of $18.0 million pre-tax for transaction costs related to the Merger Agreement with BD; (v) net charges of $5.6 million pre-tax for restructuring and productivity initiatives; and (vi) a gain of $2.4 million pre-tax related to an agreement to settle the dispute and end the litigation with Gore. The net effect of these items decreased net income by $250.8 million, or $3.33 diluted earnings per share available to common shareholders.

•	For the nine months ended September 30, 2016, amortization of intangible assets was $97.9 million pre-tax and the following items affected the comparability of results between periods: (i) net charges of $13.4 million pre-tax from acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $1.2 million pre-tax related to an asset impairment; (iii) charges of $159.5 million pre-tax related to estimated costs for product liability matters; (iv) charges of $26.3 million pre-tax for restructuring and productivity initiatives; and (v) a decrease of $2.6 million in the income tax provision as a result of the completion of certain IRS examinations. The net effect of these items decreased net income by $196.9 million, or $2.61 diluted earnings per share available to common shareholders.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding the impact of amortization of intangible assets, hurricane-related costs, acquisition-related items and an asset impairment; (2) marketing, selling and administrative expense excluding the impact of acquisition-related items; (3) research and development expense excluding the impact of acquisition-related items; (4) other (income) expense, net, excluding the impact of acquisition-related items, litigation charges (which includes product liability matters, litigation-related defense costs in connection with the WHP Pre-Trial Orders, and for the AG Matter), BD transaction costs, restructuring and productivity initiative costs and Gore proceeds; (5) the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Non-GAAP Reconciliation of Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Earnings per Share Numerator: GAAP Basis - basic and diluted
Net income	$94,100	$96,400	$411,900	$371,800
Less: Income allocated to participating securities (1)	500	400	2,200	1,800

Net income available to common shareholders	$93,600	$96,000	$409,700	$370,000

Earnings per Share Numerator: Adjusted Earnings
Net income	$227,900	$199,500	$662,700	$568,700
Less: Income allocated to participating securities (1)	1,100	1,000	3,400	2,800

Net income available to common shareholders	$226,800	$198,500	$659,300	$565,900

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	73,400	74,100	73,200	74,000
Wt. avg. common and common equivalent shares outstanding - diluted	75,100	75,300	74,900	75,200
Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.28	$1.30	$5.60	$5.00

Diluted earnings per share available to common shareholders	$1.25	$1.27	$5.47	$4.92

Earnings per Share: Adjusted Earnings
Diluted earnings per share available to common shareholders	$3.02	$2.64	$8.80	$7.53

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of income less income allocated to participating securities.